Exhibit 99.1

FOR IMMEDIATE RELEASE

Professional Diversity Network Advances AI Infrastructure Strategy with NVIDIA B300 System Order

CHICAGO, October 6, 2026 — Professional Diversity Network, Inc. (NASDAQ: IPDN) (“IPDN” or the “Company”) today announced a significant step in the development of its artificial intelligence (“AI”) infrastructure business through its wholly owned subsidiary, PDN Intelligence, Inc. (“PDN Intelligence”).

The Company has placed an order with AMAX Engineering Corporation (“AMAX”) on behalf of PDN Intelligence for one NVIDIA B300-based AI computing system and has paid 50% of the purchase price, with the remaining balance payable before shipment. PDN Intelligence is expected to acquire and hold title to the system before it is placed into service.

The order marks an important milestone in the Company’s execution of its AI infrastructure strategy and represents its initial investment in next-generation graphics processing unit (“GPU”) computing infrastructure.

The system is intended to support high-performance AI workloads, including AI model training, inference and other compute-intensive applications. Following delivery, installation and acceptance, the system is expected to be deployed at a third-party data-center facility and made available for commercial AI compute services.

PDN Intelligence will serve as the Company’s platform for developing and operating this business.

“We are moving from strategy to execution,” said Yiran Gu, Chief Executive Officer and Chief Financial Officer of Professional Diversity Network. “By placing our initial order and committing capital toward next-generation AI computing infrastructure, we are establishing the foundation for PDN Intelligence’s operations.”

“We believe demand for advanced computing capacity will continue to create opportunities across the AI ecosystem,” Gu continued. “Our approach is to begin with disciplined infrastructure deployment, establish operating capabilities and evaluate future expansion based on market demand, utilization and economics.”

The Company is also working with third-party infrastructure and operating partners to support the deployment and commercialization of its GPU computing capacity.

IPDN intends to continue evaluating opportunities to expand its AI infrastructure capabilities as the business develops, subject to market conditions, equipment availability, operating performance and capital resources.

About Professional Diversity Network, Inc.

Professional Diversity Network, Inc. is a technology holding company operating businesses across workforce solutions, remote talent and artificial intelligence. Through its operating platforms and strategic initiatives, the Company seeks to connect talent, technology and opportunity while developing new technology-driven businesses designed to create long-term shareholder value.

With the formation of PDN Intelligence, the Company is pursuing expansion into artificial intelligence infrastructure and GPU-powered computing.

For more information, please visit www.ipdn.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements in this release are based on information available to us as of the date hereof. Our actual results may differ materially from those stated or implied in such forward-looking statements, due to risks and uncertainties associated with our business, which include the risk factors disclosed in our most recently filed Annual Report on Form 10-K and in our subsequent filings with the Securities and Exchange Commission. Forward-looking statements include statements regarding our expectations, beliefs, intentions or strategies regarding the future and can be identified by forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “should,” and “would” or similar words. Specifically, statements regarding the Company’s plans, objectives and expectations concerning PDN Intelligence; the anticipated payment of the remaining purchase price for, and the delivery, installation, deployment and operation of, the AI computing system described in this press release; the development of AI infrastructure and GPU-powered computing capabilities; GPU infrastructure deployments, partnerships, joint ventures, technology acquisitions and financing activities; the development and commercialization of AI inference, enterprise AI and related services; and the Company’s ability to generate revenue, diversify its operations and create long-term shareholder value are forward-looking statements. These statements are based on current expectations, estimates and assumptions and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied. Such risks include, among others, the Company’s lack of operating history in AI infrastructure and GPU-powered computing; delays in, or the failure of, delivery, installation or acceptance of the system; the Company’s reliance on third-party suppliers, data-center operators and operating partners; export-control and sanctions laws applicable to advanced computing equipment; the Company’s ability to obtain sufficient financing and computing resources; the availability and cost of advanced GPU systems; the ability to identify and enter into definitive agreements with suitable technology, infrastructure and commercial partners; competition from well-capitalized companies in the AI infrastructure market; technological and operational risks; regulatory developments affecting AI deployment and data privacy; the Company’s ability to maintain compliance with Nasdaq listing requirements; and the other risks described in the Company’s filings with the Securities and Exchange Commission. Forward-looking statements speak only as of the date of this press release. The Company undertakes no obligation to update or revise any forward-looking statement except as required by applicable law. Our most recently filed Annual Report on Form 10-K, together with this press release, are available on our website, www.ipdn.com. Please click on “Investor Relations.”

Investor Relations / Media Contact

Professional Diversity Network, Inc.

investors@ipdn.com